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                                                                EX-99.B(j)(A)(1)

                          Independent Auditors' Consent

The Board of Trustees of
Wells Fargo Funds Trust:

We consent to the use of our reports for the Diversified Bond Fund, Income Fund, Income Plus Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Stable Income Fund and the Tactical Maturity Bond Fund, seven Funds of Wells Fargo Funds Trust, dated July 5, 2002, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.


/s/ KPMG LLP
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KPMG LLP
San Francisco, California

June 5, 2003